Exhibit 10.5

LRC Credit Operations Submission

Sheet No: QT1705288384237			18 January 2024
Client No.	202913302005839508169	Client Name	Zhejiang Net Plastic Technology Co.,Ltd
credit limit	50 million yuan	Individual business/group	Individual business
Affiliations	Unrelated	Trade finance
Expiry date	January 14, 2025
Remarks

It was agreed to grant a comprehensive credit line of RMB 50 million, including a working capital accounts receivable pledge loan of RMB 50 million, with a loan interest rate of one-year LPR + 155 basis points (the original interest rate was one-year LPR + 155 basis points), and a term of one year.

Reporting Institution: Business Department                         Sponsor: Han Fang 15 January 2024

Risk Manager Review

Agreed to submit for discussion by the branch loan management group; agreed to a comprehensive credit line of 50 million yuan, including 50 million yuan in accounts receivable pledge loans for working capital. The loan interest rate shall be executed at one-year LPR + 155 basis points (the original execution rate was one-year LPR + 155 basis points), with a term of one year.

Manager: Wei Lidong 15 January 2024

Sub-branch comments	Agreed	Attendant: Xu Xun	15 January 2024

Loan Management Team Preliminary Review	Agree to submit credit for approval	Attendant: Gu Shasha	16 January 2024
Loan Management Committee comments

Agree to Zhejiang Net Plastic Technology Co., Ltd to grant a credit line of RMB 50 million.
I. Sub item credit limit and guarantee requirements,
1. Credit subject: Zhejiang Net Plastic Technology Co., Ltd., credit line: RMB 50 million, guarantee method: guarantee method: pledge, guarantee details: pledge RMB 50 million, credit period until January 14, 2025.
II. Credit Utilization Conditions
A working capital accounts receivable pledge loan of 50 million yuan will be provided, with the loan interest rate executed at one-year LPR + 155 basis points and a term of one year.
III. Post-Credit Utilization Management
Requirements Ensure standardized operations and strengthen loan management.

Manager: Gu shasha 17 January 2024
Loan Management Committee Opinion	Agree with the loan team